UNITED VIDEO SATELLITE GROUP, INC.

                           STOCK OPTION PLAN

                      FOR NON-EMPLOYEE DIRECTORS

                       Effective April 24, 1996



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                          TABLE OF CONTENTS


ARTICLE I    GENERAL                                            1

    1.1   Definition                                            1
    1.2   Nature of Options                                     1

ARTICLE II   OPTIONS

    2.1   Participation                                         1
    2.2   Grant                                                 2
    2.3   Terms                                                 2

ARTICLE III  AUTHORIZED STOCK                                   4

    3.1   The Stock                                             4
    3.2   Adjustments for Stock Split, Stock Dividend, Etc.     5
    3.3   Adjustments for Distributions of Indebtedness,
            Securities or Assets                                5
    3.4   No Rights as Stockholder                              5
    3.5   Fractional Shares                                     5

ARTICLE IV   CORPORATE REORGANIZATION; CHANGE OF CONTROL        5

    4.1   Reorganization                                        5
    4.2   Required Notice                                       6
    4.3   Acceleration of Exercisability                        6
    4.4   Change of Control                                     6

ARTICLE V    GENERAL PROVISIONS                                 7

    5.1   Expiration                                            7
    5.2   Amendments, Etc.                                      7
    5.3   Treatment of Proceeds                                 7
    5.4   Effectiveness                                         7
    5.5   Fair Market Value                                     7
    5.6   Section Headings                                      8
    5.7   Severability                                          8
    5.8   Rule 16b-3                                            8



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                  UNITED VIDEO SATELLITE GROUP, INC.
                         STOCK OPTION PLAN
                     FOR NON-EMPLOYEE DIRECTORS


     The board of directors of United Video Satellite Group, Inc., a Delaware corporation (the "Company"), hereby establishes the United Video Satellite Group, Inc. Stock Option Plan for Non-Employee Directors (the "Plan"), effective April 24, 1996 (the "Effective Date"), subject to approval of the Company's stockholders.


PURPOSED

     The purposes of the Plan are to provide to certain directors of the Company, who are not also employees of the Company, added incentive to continue in the service of the Company and a more direct interest in the future success of the operations of the Company by granting to such directors options ("Options") to purchase shares of the $0.01 par value Class A common stock (the "Stock") of the Company upon the terms and conditions described below.

                            ARTICLE I

                             GENERAL

     1.1 Definition. For purposes of the Plan and as used herein, a "non-employee director" is an individual who (a) is a member of the Board of Directors of the Company (the "Board") and (b) is not an employee of the Company. For purposes of the Plan, an employee is an individual who receives wages from the Company that are subject to withholding of federal income tax under section 3401 of the Internal Revenue Code of 1986, as amended from time to time (the "Code"). A non-employee director to whom an Option is granted is referred to herein as a "Holder."

     1.2 Nature of Options. The Options granted hereunder shall be options that do not satisfy the requirements of section 422 of the Code.


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                            ARTICLE II

                              OPTIONS

     2.1 Participation. The non-employee directors on the Effective Date and each non-employee director elected thereafter shall receive Options to purchase Stock in accordance with Section 2.2 on the terms and conditions herein described.

     2.2   Grant.

           (a) Initial Grant. Each individual who is a non-employee director on the Effective Date shall automatically receive an Option to purchase 15,000 shares of Stock.

           (b) Newly-Elected Directors. Each non-employee director who is newly elected to the Board after the Effective Date shall automatically receive, at the time of such election, an Option to purchase shares of Stock if shares are then available for grant hereunder. Each Option granted pursuant to this Section 2.2(b) shall entitle the newly elected non-employee director to purchase
15,000 shares of Stock, unless insufficient shares are available for grant, in which case such director shall receive an Option to purchase the number of shares available for grant (if the sole director elected) or an Option to purchase his or her pro rata portion of the shares that are available for grant (if more than one director is elected at that time).

           (c) Date of Grant. The date on which a non-employee director receives an Option hereunder is referred to as the date of grant of such Option.

           (d) Option Agreements. Each Option granted under the Plan shall be evidenced by a written stock option agreement (an "Option Agreement") with the non-employee director to whom the Option is granted. The Option Agreement shall incorporate and conform to the terms and conditions set forth herein.

     2.3 Terms. Options issued pursuant to the Plan shall have the following terms and conditions in addition to those set forth elsewhere herein:

           (a) Number. Each non-employee director shall receive under the Plan, Options to purchase the number of shares of Stock specified in Section 2.2, subject to adjustment as provided in
Article III.  Such grants shall be effective at the times specified in
Section 2.2.

           (b) Price. The price at which each share of Stock covered by the Option may be purchased by each non-employee director shall be the Fair Market Value (as defined in Section 5.5) of the Stock on the date the Company's stockholders approve adoption of the Plan (in the case of the initial grants hereunder) or on the date the non-employee director is newly elected to the Board (in the case of all other grants), in each case subject to adjustment as provided in Article III.



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           (c)  Duration of Options.  The period within which each
Option may be exercised shall expire ten years from the date the Option is granted (the "Option Period"), unless terminated sooner pursuant to subsection (d) below or fully exercised prior to the end of such period.

           (d) Termination of Service, Death, Etc. The Option shall terminate in the following circumstances if the Holder ceases to be a director of the Company:

                (i) If the Holder is removed as a director of the Company during the Option Period for cause, the Option shall be void thereafter for all purposes.

                (ii) If the Holder ceases to be a director of the Company on account of disability within the meaning of
     Section 22(e)(3) of the Code, the Option may be exercised by the Holder within six months following the date on which the Holder ceased to be a director (if otherwise within the Option Period), but not thereafter. In any such case, the Option may be exercised only as to the shares as to which the Option had become exercisable on or before the date the Holder ceased to be a director.

                (iii) If the Holder dies during the Option Period while still serving as a director or within either of the periods referred to in Section 2.3(d)(ii) or (iv), the Option may be exercised by those entitled to do so under the Holder's will or by the laws of descent and distribution within the six month period following the Holder's death (if otherwise within the Option Period), but not thereafter. In any such case, the Option may be exercised only as to the shares as to which the Option had become exercisable on or before the date the Holder ceased to be a director.

                (iv) If the Holder ceases to be a director within the Option Period for any reason other than removal for cause, disability or death, the Option may be exercised by the Holder within three months following the date of such termination (if otherwise within the Option Period), but not thereafter. In any such case, the Option may be exercised only as to the shares as to which the Option had become exercisable on or before the date the Holder ceased to be a director.

           (e) Transferability, Exercisability. Each Option granted under the Plan shall not be transferable by a Holder other than by will or the laws of descent and distribution and shall be exercisable during the Holder's lifetime only by the Holder or, in the event of disability or incapacity, by the Holder's guardian or legal representative.


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Notwithstanding any other provision of the Plan, no Option may be exercised unless and until the Plan is approved by the stockholders of the Company in accordance with Section 5.4.

           (f)  Exercise, Payments, Etc.

                (i) The method for exercising each Option granted shall be by delivery to the Company (at the office of its general counsel or chief legal officer) of written notice specifying the number of shares with respect to which the Option is exercised. The purchase of Stock pursuant to the Option shall take place at the principal office of the Company within thirty days following delivery of such notice, at which time the purchase price of the Stock shall be paid in full by any of the methods set forth in
     Section 2.3(f)(ii) or a combination thereof. If the purchase price is paid by means of a broker's loan transaction as described in clause (C) of Section 2.3(f)(ii), in whole or in part, the closing of the purchase of the Stock under the Option shall take place on the date on which, and only if, the sale of Stock upon which the broker's loan was based has been closed and settled, unless the Holder makes an irrevocable written election, at the time of exercise of the Option, to have the exercise treated as fully effective for all purposes upon receipt of the purchase price by the Company regardless of whether or not the sale of the Stock by the broker is closed and settled. A properly executed certificate or certificates representing the Stock shall be delivered to the Holder upon payment therefor. If Options on less than all shares evidenced by an Option Agreement are exercised, the Company shall deliver a new Option Agreement evidencing the Option on the remaining shares on delivery of the outstanding Option Agreement for the Option being exercised.

                (ii) The exercise price shall be paid by any of the following methods or any combination of such methods, at the option of the Holder: (A) wire transfer of funds to an account designated by the Company; (B) certified, cashier's or other check acceptable to the Company, payable to the order of the Company; or
     (C) delivery to the Company of irrevocable instruments to a broker to deliver promptly to the Company the amount of sale or loan proceeds required to pay the purchase price of the Stock; or
     (D) delivery to the Company of certificates representing the number of shares of Stock then owned by the Holder, the Fair Market Value of which (determined as of the date the notice of exercise is delivered to the Company) equals the price of the Stock to be purchased pursuant to the Option, properly endorsed for transfer to the Company. No Option may be exercised by delivery to the Company of certificates representing Stock that has been held by the Option Holder for less than six months or


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     such other period as shall be necessary for the Company to avoid, if possible, the recognition of expense with respect to the Option for accounting purposes.

           (g) Vesting; Service Required for Exercise. Except as set forth in Sections 2.3(d), 4.3, 4.4 and 5.4, each Option shall vest and become exercisable in increments after each year of continuous service by the Holder as a non-employee director of the Company commencing with the one-year anniversary of continuous service from the date of grant.

          The number of shares as to all or part of which the Option may be exercised after one year of continuous service as a non-employee director after the date of grant shall be 20% of the total number of shares covered by the Option, with an additional 20% being exercisable after each additional year of continuous service as a non-employee director through the fifth year of continuous service following the date of grant. Except as set forth in Sections 2.3(d), 4.3 and 4.4, the Option shall not be exercisable as to any shares as to which the continuous service requirement has not been satisfied, regardless of the circumstances under which the Holder ceased to be a director. The number of shares as to which the Option may be exercised shall be cumulative, so that once the Option becomes exercisable as to any shares it shall continue to be exercisable as to those shares until expiration or termination of the Option as provided in the Plan.


                              ARTICLE III

                           AUTHORIZED STOCK

     3.1 The Stock. The total number of shares of Stock as to which Options may be granted pursuant to the Plan shall be 165,000 in the aggregate. The number of shares of Stock authorized for grant hereunder shall be adjusted in accordance with the provisions of
Section 3.2. Shares of Stock underlying expired or canceled and unexercised Options shall again be available for grant under the Plan. However, shares surrendered to the Company in payment of an Option exercise price shall not increase the number of shares available for grant as Options under the Plan. The Company shall at all times reserve a sufficient number of shares of Stock, or otherwise assure itself of its ability to perform its obligations hereunder.

     3.2 Adjustments for Stock Split, Stock Dividend, Etc. If the Company shall at any time increase or decrease the number of its outstanding shares by means of payment of a stock dividend or any other distribution upon such shares payable in Stock, or through a stock split, subdivision, consolidation, combination, reclassification or recapitalization involving the Stock, or change in any way the rights


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and privileges of such shares, then the numbers, rights and privileges of the following shall be increased, decreased or changed in like manner as if the corresponding shares had been issued and outstanding, fully paid and nonassessable at the time of such occurrence: (a) the shares as to which Options may be granted under the Plan; (b) the shares that a non-employee director shall receive upon the grant of an Option hereunder; and (c) the shares then subject to each outstanding Option. Upon any occurrence described in this Section 3.2, the total Option Price under each then outstanding Option shall remain unchanged but shall be apportioned ratably over the increased or decreased number of shares subject to the Option.

     3.3 Adjustments for Certain Distributions. If the Company at any time distributes to all holders of Stock shares of its capital stock, evidences of indebtedness, securities or assets (excluding cash dividends or cash distributions payable out of capital surplus and dividends or other distributions referred to in Section 3.2), then the exercise price per share of Stock for each outstanding Option shall be adjusted to reflect the value of the capital stock, indebtedness, securities or assets distributed. In each such case, the Company shall provide for the delivery upon exercise of such Option of cash in an amount equal to the difference between the Fair Market Value of a share of Stock on the first trading day the Stock trades without the right to receive the distribution and the Fair Market Value of a share of Stock on the last trading day the Stock trades with the right to receive the distribution.

     3.4 No Rights as Stockholder. A Holder shall have none of the rights of a stockholder with respect to the shares subject to an Option until the date the Option is properly exercised. Except as provided in this Article III, no adjustment shall be made for dividends, rights or other property distributed to stockholders (whether ordinary or extraordinary) for which the record date is prior to the date the Option is so exercised pursuant to Section 2.3(f).

     3.5 Fractional Shares. No adjustment or substitution provided for in this Article III shall require the Company to issue a fractional share. The total substitution or adjustment with respect to each Option shall be limited by deleting any fractional share.


                               ARTICLE IV

               CORPORATE REORGANIZATION; CHANGE OF CONTROL

     4.1 Reorganization. Upon the occurrence of any of the following events, if the notice required by Section 4.2 shall have first been given, the Plan and all Options then outstanding hereunder shall automatically terminate and be of no further force and effect


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whatsoever, without the necessity for any additional notice or other action by the Board or the Company: (a) the merger or consolidation of the Company with or into another corporation (other than a consolidation or merger in which the Company is the continuing corporation and which does not result in any reclassification or change of outstanding shares of Stock); or (b) the sale or conveyance of the property of the Company as an entirety or substantially as an entirety (other than a sale or conveyance in which the Company continues as a holding company of an entity or entities that conduct the business or businesses formerly conducted by the Company); or (c) the dissolution or liquidation of the Company.

     4.2 Required Notice. At least 30 days' prior written notice of any event described in Section 4.1 shall be given by the Company to each Holder, unless in the case of the events described in clauses (a) or (b) of Section 4.1, the Company, or the successor or purchaser, as the case may be, shall make adequate provision for the assumption of the outstanding Options or the substitution of new options for the outstanding Options on terms comparable to the outstanding Options except that the Holder of each Option then outstanding shall have the right thereafter to purchase the kind and amount of shares of stock or other securities or property or cash receivable upon such merger, consolidation, sale or conveyance by a holder of the number of shares of Stock that would have been receivable upon exercise of the Option immediately prior to such merger, consolidation, sale or conveyance (assuming such holder of Stock failed to exercise any rights of election and received per share the kind and amount received per share by a majority of the non-electing shares). The provisions of this
Article IV shall similarly apply to successive mergers, consolidations, sales or conveyances. Such notice shall be deemed to have been given when delivered personally to a Holder or when mailed to a Holder by registered or certified mail, postage prepaid, at such Holder's address last known to the Company.

     4.3 Acceleration of Exercisability. Subject to Section 5.4, Holders notified, in accordance with Section 4.2, of a transaction with a third party not controlled by Tele-Communications, Inc. ("TCI") or its affiliates may exercise their Options at any time before the occurrence of the event requiring the giving of notice (but subject to occurrence of such event), regardless of whether all conditions of exercise relating to length of service as a director have been satisfied.

     4.4 Change of Control. If a Change in Control (as defined below) occurs, all Options shall become exercisable in full, regardless of whether all conditions of exercise relating to continuous service have been satisfied. A "Change in Control" is deemed to have occurred if (a) a person (as such term is used in Section 13(d) of the Exchange
Act) becomes the beneficial owner (as defined in Rule 13d-3 under the


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Exchange Act) of shares of the Company having 50% or more of the total number of votes that may be cast for the election of directors of the Company; or (b) individuals who constitute the directors of the Company at the beginning of a 24-month period cease to constitute at least 2/3 of all directors at any time during such period, unless the election of any new or replacement directors was approved by a vote of at least a majority of the members of the Board in office immediately prior to such period and of the new and replacement directors so approved. Notwithstanding anything to the contrary in this Section 4.4, no Option will become exercisable by virtue of the occurrence of a Change in Control if the Holder of that Option or any group of which that Holder is a member is the person whose acquisition constituted the Change in Control, and no Change of Control shall be deemed to have occurred upon the transfer of beneficial ownership of shares of the Company between or among persons that are affiliates of TCI so long as TCI or an affiliate thereof controls the Company.


                               ARTICLE V

                          GENERAL PROVISIONS

     5.1 Expiration. The Plan shall terminate whenever the Board adopts a resolution to that effect. After termination, no additional Options shall be granted under the Plan, but the Company shall continue to recognize Options previously granted.

     5.2 Amendments, Etc. The Board may from time to time amend, modify, suspend or terminate the Plan. Nevertheless, no such amendment, modification, suspension or termination shall impair any Option theretofore granted under the Plan or deprive any Holder of any shares of Stock that he may have acquired through or as a result of the Plan without the consent of the Holder. The Plan may not be amended more than once every six months with respect to the persons entitled to be granted Options hereunder, the timing of grants for participants, the number of shares of Stock to be granted as Options to individual participants or the price thereof, other than amendments necessary to comport with changes in the Code or the rules and regulations thereunder. The Company shall obtain the approval of stockholders to any amendment or modification of the Plan to the extent required by Rule 16b-3 (or any successor applicable rule) or by the listing requirements of Nasdaq or any stock exchange on which the Company's securities are quoted or listed for trading.

     5.3 Treatment of Proceeds. Proceeds from the sale of Stock pursuant to Options granted under the Plan shall constitute general funds of the Company.



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     5.4   Effectiveness.  This Plan shall be effective on the
Effective Date, subject to approval by the affirmative votes of the holders of a majority of the shares of the Company present or represented and entitled to vote at a meeting duly held in accordance with law within one year following the Effective Date. If the stockholders of the Company do not approve the Plan as specified above, Options granted under the Plan shall be deemed to be rescinded without any further action by the Board or the Company, and the Plan shall automatically terminate.

     5.5 Fair Market Value. The "Fair Market Value" of a share of Stock shall be the last reported sale price of the Stock on Nasdaq on the day the determination is to be made, or if no sale took place on such day, the average of the closing bid and asked prices of the Stock on Nasdaq on such day, or if the market is closed on such day, the last day prior to the date of determination on which the market was open for the transaction of business, as reported by Nasdaq. If, however, the Stock should be listed or admitted for trading on a national securities exchange, the Fair Market Value of a share of the Stock shall be the last sales price, or if no sales took place, the average of the closing bid and asked prices on the day the determination is to be made, or if the market is closed on such day, the last day prior to the date of determination on which the market was open for the transaction of business, as reported in the principal consolidated transaction reporting system for the principal national securities exchange on which the Stock is listed or admitted for trading. If the Stock is not listed or traded on Nasdaq or on any national securities exchange, the Fair Market Value for purposes of the grant of Options under the Plan shall be determined by the Board in good faith.

     5.6. Section Headings. The Section headings are included herein only for convenience, and they shall have no effect on the interpretation of the Plan.

     5.7 Severability. If any article, section, subsection or specific provision is found to be illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining provisions of the Plan, and the Plan shall be construed and enforced as if such illegal and invalid provision had never been set forth in the Plan.

     5.8 Rule 16b-3. This Plan is intended to comply with the requirements of Rule 16b-3 and any successor applicable rule so that Options granted under the Plan will not affect the status of non-employee directors as disinterested persons and that such grants will otherwise satisfy the requirements of such rules. To the extent the Plan does not conform to such requirements, it shall be deemed amended to so conform without any further action on the part of the Board of Directors or stockholders.


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          Adopted as of April 24, 1996.

                                UNITED VIDEO SATELLITE GROUP, INC.,
                                a Delaware corporation


                                By:   /s/ Lawrence Flinn, Jr.
                                ------------------------------------
                                          Lawrence Flinn, Jr.
                                Chairman and Chief Executive Officer





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